UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas
39th Floor
New York , New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2022, Safehold Inc., a Maryland corporation (“SAFE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iStar Inc., a Maryland corporation (“STAR”).

Agreement and Plan of Merger

Transaction Structure

The Merger Agreement provides that, subject to the terms and conditions thereof, SAFE will merge with and into STAR (the “Merger”). The surviving company of the Merger will be named Safehold Inc. (“New SAFE”) and its shares of common stock will trade on the New York Stock Exchange under the symbol “SAFE.”

In the Merger and related transactions, each issued and outstanding share of common stock, par value $0.001 per share, of STAR (“STAR Common Stock”) will, by means of a reverse stock split (the “Reverse Split”), be combined into a fraction of a share of STAR Common Stock equal to (i)(a) the number of shares of common stock, par value $0.01 per share, of SAFE (“SAFE Common Stock”) held by STAR and its wholly-owned subsidiaries as of immediately prior to the Reverse Split (after giving effect to (x) the Spin-Off (as defined below), (y) distributions in respect of STAR’s performance incentive program known as “iPIP” and (z) the transaction with MSD Partners, L.P. discussed below), plus (b) 1,195,034 (representing $50 million of shares based on recent trading prices), plus (c) the number of shares of SAFE Common Stock payable in respect of accrued but unpaid management fees owing to STAR, divided by (ii) the aggregate number of issued and outstanding shares of STAR Common Stock as of immediately prior to the Reverse Split (the “STAR Share Consolidation Ratio”).

Based on the number of shares of STAR Common Stock currently outstanding, each STAR stockholder is expected to receive approximately 0.27 of a share of STAR Common Stock for each share of STAR Common Stock that such stockholder owns, and these shares will remain outstanding as shares of common stock, par value $0.01 per share, of New SAFE (“New SAFE Common Stock”) from and after the effective time of the Merger (the “Effective Time”). By virtue of the Merger, each share of SAFE Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of New SAFE Common Stock.

Pro forma for the Merger, the Spin-Off and related transactions, approximately 37% and 34% of the New SAFE Common Stock is expected to be held by STAR’s and SAFE’s pre-Merger stockholders, respectively, and 14% of New SAFE Common Stock is expected to be held by STAR’s pre-Merger stockholders indirectly through their interests in SpinCo (as defined below). Such ownership percentages are based on the number of shares currently outstanding at each company.

Governance and Other Matters

New SAFE’s board of directors will be comprised of four individuals designated by SAFE and three individuals designated by STAR. New SAFE will be governed by a charter and bylaws that are substantially similar to SAFE’s pre-Merger charter and bylaws.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including: (i) the approval of SAFE’s stockholders, (ii) the approval of STAR’s stockholders, (iii) completion of the Spin-Off, (iv) the approval of the shares of STAR Common Stock to be issued in the Merger for listing on the NYSE, (v) the effectiveness of a registration statement on Form S-4 registering the STAR Common Stock to be issued in the Merger, (vi) the absence of any temporary restraining order, injunction or other order of any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the reverse stock split or the Merger, (vii) generation of certain cash proceeds, (viii) the receipt of certain tax opinions by STAR and SAFE that the Merger will qualify as a reorganization under the Internal Revenue Code and that STAR and SAFE each qualifies as a REIT for federal income tax purposes, (ix) the accuracy of certain representations and warranties of STAR and SAFE contained in the Merger Agreement and the compliance by the parties with the covenants contained in the Merger Agreement (subject to customary materiality qualifiers), and (x) other conditions specified in the Merger Agreement.

Other Terms of the Merger Agreement

SAFE and STAR each made certain representations, warranties and covenants in the Merger Agreement, including the pre-closing obligation of the companies to conduct their respective businesses in the ordinary course (consistent with their respective stated corporate strategies), the pre-closing obligation of each party to refrain from taking certain specified actions without the consent of the other party and the pre-closing obligation of STAR to redeem its outstanding senior unsecured notes substantially concurrently with the closing.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, each of SAFE and STAR will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to certain exceptions. Subject to certain conditions, either party’s board of directors is permitted to change its recommendation to its stockholders in response to, or terminate the Merger Agreement to enter into, a “Superior Proposal” (as defined in the Merger Agreement) if it (acting on the recommendation of that board of directors’ special committee) determines that the failure to so would be inconsistent with its duties to its stockholders. Either party’s board of directors may also, subject to certain conditions, change its recommendation to its stockholders in response to the occurrence of certain material changes or developments if it (acting on the recommendation of that board of directors’ special committee) determines that the failure to so change its recommendation would be inconsistent with its duties to its stockholders.

A termination fee of $63 million is payable upon termination of the Merger Agreement in certain circumstances, including a termination to enter into a “Superior Proposal” by either of the board of directors of SAFE or STAR. In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before September 30, 2023, subject to certain exceptions.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, STAR entered into a voting agreement with SAFE (the “STAR Voting Agreement”). The STAR Voting Agreement requires that STAR vote its shares representing 41.9% of the outstanding SAFE Common Stock to approve the Merger and take certain other actions, including voting against any alternative acquisition proposal or other proposal which could reasonably be expected to materially delay, postpone or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement. In accordance with the terms of the existing stockholders’ agreement between SAFE and STAR, the remainder of the SAFE Common Stock owned by STAR will be voted in the same manner and proportion as the votes cast by the remaining shareholders of SAFE. The STAR Voting Agreement and the obligations thereunder terminate upon the termination of the Merger Agreement in accordance with its terms.

SpinCo Spinoff

Prior to the Effective Time, STAR intends to separate its remaining legacy non-ground lease assets and businesses into a separate public company (“SpinCo”) by distributing to STAR’s stockholders, on a pro rata basis, the issued and outstanding equity interests of SpinCo (the “Spin-Off”). STAR and SpinCo will enter into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Spin-Off will be consummated and the assets and liabilities of STAR will be allocated between SpinCo and STAR. Pursuant to the Separation and Distribution Agreement, SpinCo will assume the assets and liabilities primarily related to STAR’s legacy assets and operations and STAR will retain the assets and liabilities primarily related to its ground lease and ground lease adjacent assets and operations, subject to certain exceptions as set forth therein. In addition, STAR will contribute $50.0 million of cash and $400 million in shares of SAFE Common Stock owned by STAR to SpinCo prior to the Spin-Off and these shares will be converted into shares of New SAFE Common Stock in the Merger.

In connection with the Spin-Off, SpinCo or a subsidiary of SpinCo will enter into two separate financing arrangements: a $100.0 million secured term loan to be provided by STAR and assumed by New SAFE in the Merger that will be primarily secured by SpinCo’s real estate assets, and an up to $140.0 million margin loan from a financial institution that will be secured by the shares of New SAFE Common Stock owned by SpinCo. The proceeds of these financings will be used by STAR to redeem its outstanding unsecured senior notes. STAR has obtained commitments for both financings. The financing commitments are each subject to certain conditions, including the negotiation of definitive documentation for the loans and that all conditions to the Spin-Off and the Merger shall have been satisfied. STAR will pay customary fees and expenses in connection with obtaining the margin loan commitment and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith. Among other termination rights, the obligations of the lender under the margin loan commitment will terminate automatically upon the earlier of the outside date under the Merger Agreement or December 31, 2023.

Completion of the Spin-Off is subject to (i) completion of the financing documents; (ii) the satisfaction or waiver of relevant conditions to the consummation of the Merger; (iii) effectiveness of a Registration Statement on Form 10; (iv) the absence of an injunction or law preventing the consummation of the Spin-Off, the distribution and the transactions related thereto; and (v) other customary closing conditions.

At or prior to the closing of the Spin-Off, STAR and SpinCo will execute a management agreement (the “Management Agreement”), a governance agreement (the “Governance Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), substantially in the forms agreed between the parties. Pursuant to the Management Agreement, a subsidiary of New SAFE will serve as SpinCo’s external manager (the “Manager”). The Management Agreement will have an initial one year term and automatic annual renewal terms thereafter, subject to certain termination rights. SpinCo will pay the Manager an annual management fee of $25.0 million, $15.0 million, $10.0 million and $5.0 million for each of the first four annual terms, respectively, and 2.0% of the value of SpinCo’s assets, excluding shares of New SAFE, for each annual term thereafter. In addition, SpinCo will reimburse the Manager for certain expenses.

The Governance Agreement will provide, among other things, that: SpinCo will be subject to certain restrictions on the transfer of its shares of New SAFE Common Stock; SpinCo will vote its shares of New SAFE Common Stock in accordance with the recommendations of the board of directors of New SAFE; and SpinCo will be subject to certain standstill agreements with respect to New SAFE. The voting and standstill covenants are subject to termination if New SAFE terminates the Management Agreement, the Management Agreement is terminated for any other reason and SpinCo beneficially owns less than 7.5% of the outstanding New SAFE Common Stock or there is a “Change of Control” of New SAFE, as defined in the Governance Agreement.

Pursuant to the Registration Rights Agreement, New SAFE will agree to file within seven months following the closing of the Merger a shelf registration statement and keep such shelf registration statement effective so long as SpinCo (and its permitted assigns) own Registrable Shares (as defined in the Registration Rights Agreement). In addition, SpinCo (and its permitted assigns) will be able to cause New SAFE to undertake one demand registration (including pursuant to an underwritten take down). The Registration Rights Agreement will also grant SpinCo certain customary piggyback registration rights.

MSD Transaction

STAR has entered into an agreement (the “MSD Stock Purchase Agreement”) with MSD Partners, L.P. (“MSD Partners”) and SAFE under which STAR has agreed to sell and MSD Partners has agreed to buy 5,405,406 shares of SAFE Common Stock owned by STAR (the “MSD Stock Purchase”) shortly before the closing of the Merger. If the Merger Agreement is terminated for any reason, the parties’ obligations to consummate the purchase and sale will also terminate. In addition to customary closing conditions, MSD Partners’ obligations to purchase the SAFE Common Stock are subject to the condition that the closing of the MSD Caret Purchase (as defined below) will take place substantially concurrently with the closing of the MSD Stock Purchase. Upon closing of the transaction, MSD Partners will have a right to designate an observer to the board of directors of New SAFE, a preemptive right on future equity issuances (subject to certain exceptions) and registration rights. MSD Partners will be subject to a customary standstill and certain restrictions on sales of its New SAFE Common Stock.

MSD Partners has also subscribed to purchase 100,000 Caret units from SAFE for an aggregate purchase price of $20.0 million (the “MSD Caret Purchase”), conditioned on the closing of the Spin-Off and the Merger. MSD Partners’ obligations to purchase the Caret units are also subject to the closing of the MSD Stock Purchase and the implementation by SAFE of certain changes to its Caret program.

The foregoing descriptions of the Merger, the Merger Agreement, the STAR Voting Agreement, the Separation and Distribution Agreement, the Governance Agreement, the Registration Rights Agreement and the MSD Stock Purchase Agreement (together, the “Transaction Agreements”) do not purport to be complete and are subject to, and qualified in their entirety by, (i) the full text of the Merger Agreement (including the forms of Separation and Distribution Agreement, Governance Agreement and Registration Rights Agreement filed as exhibits to the Merger Agreement), a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this report by reference in its entirety, (ii) the full text of the STAR Voting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this report by reference in its entirety and (iii) the full text of the MSD Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated into this report by reference in its entirety. The Transaction Agreements have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about the parties thereto or to modify or supplement any factual disclosures about SAFE or STAR in their respective public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Transaction Agreements include representations, warranties and covenants of the parties thereto made solely for the purposes of such Transaction Agreements and which may be subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the applicable Transaction Agreements. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SAFE’s and STAR’s respective SEC filings or may have been used for purposes of allocating risk among SAFE, STAR and the other parties thereto, rather than establishing matters as facts. Accordingly, the representations and warranties in the Transaction Agreements should not be relied on as characterizations of the actual state of facts about SAFE, STAR or the other parties thereto.

Item 7.01. Regulation FD Disclosure.

On August 11, 2022, SAFE and STAR issued a joint press release announcing the Merger, the Spin-Off and related transactions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that SAFE has prepared for use in connection with the Merger, the Spin-Off and related transactions, dated August 11, 2022.

The information furnished pursuant to this Item 7.01, including the attached exhibits, shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by SAFE with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit No.	Description of Exhibit
2.1	Merger Agreement, dated as of August 10, 2022, by and between iStar Inc. and Safehold Inc. (Schedules have been omitted pursuant to Item 601(b)(5) of Regulation S-K. SAFE agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)
10.1	Voting Agreement, dated as of August 10, 2022, by and between iStar Inc. and Safehold Inc.
10.2	Stock Purchase Agreement, dated August 10, 2022, by and among iStar Inc., Safehold Inc., MSD Partners, L.P. and, with respect to certain specified sections, MSD Capital, L.P..
99.1	Joint Press Release dated August 11, 2022.
99.2	Investor Presentation dated August 11, 2022.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

Additional Information and Where You Can Find It

In connection with the proposed transactions, STAR will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of STAR and SAFE and that also will constitute a prospectus for the shares of STAR Common Stock being issued to SAFE’s stockholders in the proposed Merger. In addition, SpinCo will file with the SEC a Form 10 registration statement that will register its common shares. STAR, SAFE and SpinCo also may file other documents with the SEC regarding the proposed transactions. This document is not a substitute all for the joint proxy statement/prospectus or Form 10 registration statement or any other document which STAR, SAFE and SpinCo may file with the SEC. INVESTORS AND SECURITY HOLDERS OF STAR AND SAFE, AS APPLICABLE, ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THE FORM 10 REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the joint proxy statement/prospectus and the Form 10 registration statement (when available) and other documents filed with the SEC by STAR, SAFE and SpinCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations departments of STAR or SAFE at the following:

iStar, Inc.

1114 Avenue of the Americas

39th Floor

New York, NY 10036

Attention: Investor Relations

Safehold, Inc.

1114 Avenue of the Americas

39th Floor

New York, NY 10036

Attention: Investor Relations

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that STAR, SAFE or SpinCo may file with the SEC in connection with the proposed transactions. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

STAR, SAFE and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information regarding STAR’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STAR’s definitive proxy statement for its 2022 annual meeting, which is on file with the SEC. Information regarding SAFE’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in SAFE’s definitive proxy statement for its 2022 annual meeting, which is filed with the SEC. A more complete description will be included in the joint proxy statement/prospectus and the Form 10 registration statement.

Forward-Looking Statements

Certain matters discussed in this document may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the ability to consummate the announced transactions on the expected terms and within the anticipated time periods, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the approval of SAFE’s and STAR’s stockholders, completion of the Spin-Off, sales of assets and other factors; (2) any delay or inability of the combined company and/or SpinCo to realize the expected benefits of the transactions; (3) changes in tax laws, regulations, rates, policies or interpretations; (4) the value of the combined company shares to be issued in the transaction; (5) the value of SpinCo's shares and liquidity in SpinCo's shares; (6) the risk of unexpected significant transaction costs and/or unknown liabilities; (7) potential litigation relating to the proposed transactions; (8) the impact of actions taken by significant stockholders; (9) the potential disruption to STAR’s or SAFE’s respective businesses of diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transactions; and (10) general economic and business conditions that could affect the combined company and SpinCo following the transactions. Risks that could cause actual risks to differ from those anticipated as of the date hereof include those discussed herein, those set forth in the securities filings of STAR, including its most recently filed Annual Report on Form 10-K, and those set forth in the securities filings of SAFE, including its most recently filed Annual Report on Form 10-K.

Each of STAR and SAFE also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Neither STAR nor SAFE undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

	By:	/s/ Brett Asnas
		Name:	Brett Asnas
		Title:	Chief Financial Officer
August 11, 2022